Exhibit 1

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Network Engines, Inc.

EXECUTED this 11th day of February, 2004.

ASCENT VENTURE PARTNERS, L.P.

By: Ascent Venture Management, LLC

By:	/s/ Christopher W. Dick
Christopher W. Dick, Managing Member

ASCENT VENTURE MANAGEMENT, LLC

By:	/s/ Christopher W. Dick
Christopher W. Dick, Managing Member

ASCENT VENTURE PARTNERS II, L.P.

By: Ascent Venture Management II, L.P.
By: Ascent Management SBIC Corp.

By:	/s/ Christopher W. Dick
Christopher W. Dick, Vice President

ASCENT VENTURE MANAGEMENT II, L.P.

By: Ascent Management SBIC Corp.

By:	/s/ Christopher W. Dick
Christopher W. Dick, Vice President

ASCENT MANAGEMENT SBIC CORP.

By:	/s/ Christopher W. Dick
Christopher W. Dick, Vice President

ASCENT VENTURE PARTNERS III, L.P.

By: Ascent Venture Management III, LLC

By:	/s/ Christopher W. Dick
Christopher W. Dick, Managing Member

ASCENT VENTURE MANAGEMENT III, LLC

By:	/s/ Christopher W. Dick
Christopher W. Dick, Managing Member

/s/ Christopher W. Dick
Christopher W. Dick

/s/ Christopher W. Lynch
Christopher W. Lynch

/s/ Frank M. Polestra
Frank M. Polestra